                                                                    Exhibit 99.3

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

March 29, 2002

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Arthur Andersen LLP ("AA")

The purpose of this letter is to address the requirements of the Securities and Exchange Commission ("SEC") with respect to issuers that include accountant's reports from AA issued after March 14, 2002 in filings with the SEC.

In connection with the audit of the consolidated financial statements of AGCO Corporation and subsidiaries (the "Company") as of December 31, 2001 and for the year then ended, AA has issued a report to the shareholders and directors of the Company dated February 6, 2002 (the "AGCO Report"). In connection with the audit of the financial statements of AGCO Finance LLC as of December 31, 2001 and for the year then ended, AA has issued a report to the managing board of AGCO Finance LLC dated January 21, 2002 (the "AGCO Finance Report", and, together with the AGCO Report, the "Reports"). The Reports are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

In connection with each of the Reports and in accordance with Temporary Note 3T to Article 3 of Regulation S-X, AA has issued the following written representations:

          "We represent that this audit was subject to our quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit."

                                    AGCO CORPORATION



                                    By:/s/ Donald R. Millard
                                    -----------------------------------------
                                           Donald R. Millard
                                           Senior Vice President and
                                           Chief Financial Officer